UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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HIBBETT, INC.

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Hibbett, Inc. (“Hibbett”) used the following presentation in a meeting with Institutional Shareholder Services on June 25, 2024. This investor presentation was also posted by Hibbett to investors.hibbett.com.

 JUNE 2024  JD SPORTS ACQUISITION MAXIMIZES VALUE FOR HIBBETT SHAREHOLDERS

 This presentation contains forward-looking statements, which include all statements that do not relate solely to historical or current facts, such as statements regarding our expectations, intentions or strategies regarding the future. In some cases, you can identify forward-looking statements by the following words: “aim,” “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “intend,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “ongoing,” “outlook,” “should,” “seek,” “target,” “will,” “would,” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, Hibbett, Inc. ("Hibbett" or the "Company"). Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected and are subject to a number of known and unknown risks and uncertainties, including: (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect Hibbett’s business and the price of Hibbett’s common stock; (ii) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the adoption of the Merger Agreement by Hibbett’s stockholders; (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement, including in circumstances requiring Hibbett to pay a termination fee; (iv) the effect of the announcement or pendency of the proposed transaction on Hibbett’s business relationships, operating results and business generally; (v) risks that the proposed transaction disrupts Hibbett’s current plans and operations; (vi) Hibbett’s ability to retain and hire key personnel in light of the proposed transaction; (vii) risks related to diverting management’s attention from Hibbett’s ongoing business operations; (viii) unexpected costs, charges or expenses resulting from the proposed transaction; (ix) potential litigation relating to the transaction that could be instituted against JD Sports Fashion plc ("JD Sports"), Hibbett or their affiliates’ respective directors, managers or officers, including the effects of any outcomes related thereto; (x) continued availability of capital and financing and rating agency actions; (xi) certain restrictions during the pendency of the transaction that may impact Hibbett’s ability to pursue certain business opportunities or strategic transactions; (xii) unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, war, hostilities, epidemics or pandemics, as well as management’s response to any of the aforementioned factors; (xiii) other risks described in Hibbett’s filings with the Securities and Exchange Commission (“SEC”), such risks and uncertainties described under the headings “Forward-Looking Statements,” “Risk Factors” and other sections of Hibbett’s Annual Report on Form 10-K filed with the SEC on March 25, 2024, as amended by Amendment No. 1 thereto on Form 10-K/A filed with the SEC on May 29, 2024, and subsequent filings; and (xiv) those risks and uncertainties that are described in the definitive proxy statement on Schedule 14A filed with the SEC on June 13, 2024. While the list of risks and uncertainties presented here is, and the discussion of risks and uncertainties to be presented in the definitive proxy statement that will be filed with the SEC will be, considered representative, no such list or discussion should be considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, and legal liability to third parties and similar risks, any of which could have a material adverse effect on the completion of the transaction and/or Hibbett’s consolidated financial condition, results of operations, credit rating or liquidity. The forward-looking statements speak only as of the date they are made. Hibbett undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.  Forward-Looking Statements

 Important Additional Information and Where to Find It  In connection with the transaction, Hibbett filed a definitive proxy statement on Schedule 14A with the SEC on June 13, 2024. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, COMPANY STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. The definitive proxy statement was mailed to stockholders of Hibbett on or about June 14, 2024. Stockholders may obtain the documents (when they are available) free of charge at the SEC’s website, http://www.sec.gov. In addition, stockholders may obtain free copies of the documents (when they are available) on Hibbett’s website, https://investors.hibbett.com.  Participants in the Solicitation  Hibbett and certain of its directors, executive officers and other employees, under the SEC’s rules, may be deemed to be participants in the solicitation of proxies of Hibbett’s stockholders in connection with the transaction. Information about Hibbett’s directors and executive officers is available in Hibbett’s Annual Report on Form 10-K filed with the SEC on March 25, 2024, as amended by Amendment No. 1 thereto on Form 10-K/A filed with the SEC on May 29, 2024. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction and their respective direct and indirect interests in the transaction, by security holdings or otherwise, are included in the definitive proxy statement filed with the SEC on June 13, 2024 and other materials to be filed with the SEC in connection with the transaction (if and when they become available). Free copies of these documents may be obtained as described in the preceding paragraph.  Non-GAAP Financial Measures   This presentation contains certain non-GAAP financial measures, including EBITDA and adjusted EBITDA. These non-GAAP financial measures are not calculated in accordance with GAAP and may exclude items that are significant in understanding and assessing Hibbett’s financial condition or operating results. Therefore, these non-GAAP financial measures should not be considered in isolation or as alternatives to financial measures calculated under GAAP. In addition, these non-GAAP financial measures may not be comparable to similarly-titled measures used by other companies. Hibbett’s management believes that these non-GAAP financial measures, taken in conjunction with GAAP financial measures, provide useful information for both Hibbett’s management and investors by excluding certain items that are not indicative of Hibbett’s core operating results. Hibbett’s management uses non-GAAP financial measures to compare Hibbett’s performance relative to forecasts and strategic plans and to benchmark Hibbett’s performance externally against competitors. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Hibbett’s operating results as reported under GAAP. Hibbett encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliations between these presentations, to more fully understand its business. A reconciliation between GAAP and non-GAAP operating results is presented in the Appendix of this presentation. Further discussion of the non-GAAP financial measures is included in Hibbett’s filings with the SEC.  Additional information

 JD Sports agreement is culmination of multi-month competitive process to maximize shareholder value  EXECUTIVE SUMMARY (1)  Board Believes Approval of JD Sports Agreement is Warranted and the Best Path to Maximize Value  Process catalyzed by contemporaneous inbound interest from JD Sports and three other potential strategic acquirors  Process overseen by independent Strategic Review Committee reporting to highly-qualified Board supported by experienced financial and legal advisors  Full engagement with the most logical and motivated potential buyers of Hibbett  Multiple indications that M&A discussions and potential sale of Hibbett were a widespread rumor in the industry  Rigorous negotiations resulted in two price increases from JD Sports – despite missed and lowered projections  No alternative acquisition proposals have been made

EXECUTIVE SUMMARY (2)

$87.50 per share cash purchase provides compelling, certain, immediate value

Substantial premium across multiple measures	• 21% premium to 4/22/24 closing price (day before announcement) • 29% premium to 120-day VWAP (at announcement) • 6.2x[1] LTM Adj. EBITDA multiple considerably greater than Hibbett's 1-, 3- and 5-year median LTM Adj. EBITDA multiples • In line with comparable precedent transactions • Believe rumors of the transaction were elevating the pre-deal announcement stock price, artificially diminishing what would have been an even greater implied premium
Highest achievable price	• Despite full engagement with multiple parties and rumored process, no other acquisition proposal was or has been made
Highest risk adjusted price	• Locks in value from unproven recent re-baselining of earnings due to stimulus benefit, even as comp sales and margins are on a downward trajectory in an increasingly challenged retail environment • Hart-Scott Rodino waiting period has expired; transaction is expected to close promptly following the Hibbett shareholder approval
Higher than market's expectations	• Median one-year forward sell-side target prior to deal announcement was $77 • Hibbett's stock price has traded below $87.50 per share offer price since agreement announced – $87.06 as of market close on 6/24/24

Board Believes Approval of JD Sports Agreement is Warranted and the Best Path to Maximize Value

(1) Excluding effect of the 53rd week in Hibbett's fiscal 2024 fiscal year and the effect of a non-recurring EBITDA benefit due to a change in Hibbett's estimate of gift card breakage.

HIBBETT | CITY GEAR 5

 While we have continued to win share, growth is slowing and comp sales and margins are on a downward trajectory  Recent peak performance was driven by temporary COVID stimulus benefit – which has been expended  Retail industry is under significant, sustained pressure  Hibbett’s core customer is particularly exposed to macroeconomic challenges  Hibbett’s highly concentrated vendor base creates further business risk  Management has found it difficult to accurately measure its business risks as evidenced by missed guidance and missed consensus over multiple periods   Ability to exceed $87.50 per share on a standalone basis in foreseeable future relies on achieving sustained aggressive growth despite challenging and unpredictable retail environment, with Hibbett’s current fiscal year performance already below plan  EXECUTIVE SUMMARY (3)  Hibbett’s standalone prospects carry meaningful risk. Board believes standalone value is significantly less than certain, premium $87.50 per share value on risk adjusted basis  Board Believes Approval of JD Sports Agreement is Warranted and the Best Path to Maximize Value

 JD Sports agreement is culmination of multi-month competitive process designed to maximize shareholder value

 $1.7BRevenue  $40K to $60K  avg. yearly income for core customer  HIBBETT AT A GLANCE: AN ATHLETIC-INSPIRED FASHION RETAILER  Note: all figures FY2024  Excluding effect of the 53rd week in Hibbett’s fiscal 2024 fiscal year and the effect of a non-recurring EBITDA benefit due to a change in Hibbett’s estimate of gift card breakage.  Source: company filings and publicly available information.  $179M  adjusted EBITDA1  73%  of revenues are driven by NIKE  1,169  stores

 THOROUGH, MULTI-MONTH COMPETITIVE PROCESS…   OCT. 2023  Additional Inbound Indications of Interest; M&A Sale Rumors Begin  Contemporaneous contact from three other interested parties – one of which cited sale rumors  OCT. 2023   Strategic Review Committee Formed  Due to JD Sports and contemporaneous multi-party outreach, Board established Strategic Review Committee to facilitate more rapid response. Financial, legal advisors engaged  NOV. 2023  Management Meetings  Management meetings / advisor conversations were conducted with all four parties that expressed interest in a potential acquisition of Hibbett  NOV. 27, 2023  Initial Projections  Hibbett management provides all interested parties with long-range forecast  NOV. – DEC. 2023  Due Diligence Period  Solicited diligence requests from all parties and provided relevant information   DEC. 15, 2023  Initial Deadline for Proposals;JD Sports Only Proposal Received   JD Sports provided initial $85.00-$90.00/share proposal, subject to company performance and completion of due diligence    JAN. 4, 2024   Outlook Lowered for FY2024  Hibbett shared flash projections with JD Sports for FY2024, including lower sales and EBITDA  FEB. 28, 2024   Projections Lowered for Second Time  Hibbett shared with JD Sports updated long-range forecast to reflect lower sales and EBITDA compared to original forecast provided 11/27/23, also reflecting fiscal 2024 EBITDA that was below both original 11/27 forecast and 1/4 flash update projection   OCT. 9, 2023  JD Sports Inbound Indication of Interest   NOV. 21, 2023  3Q FY2024 Earnings Reported  Hibbett released Q3 FY2024 earnings and increased guidance based on expected margin improvements and certain lower expenses for the remainder of FY2024; process with interested parties arranged to allow time for positive news to be reflected in trading prices before further indications of interest were sought  DEC. 2023 – FEB. 2024   Attempted Ongoing Engagement with Other Parties  Hibbett’s financial advisors sought to continue engaging with other parties, but all parties ultimately declined, and none made a proposal   Robust process designed to deliver maximum value    Extensive engagement with most strategically logical and motivated parties      Multiple missed expectations and downward revisions to projections  No alternative acquisition proposals received   Highest price available following months-long, industry-rumored process and aggressive negotiations    Robust process designed to deliver maximum value    Extensive engagement with most strategically logical and motivated parties      Multiple missed expectations and downward revisions to projections  No alternative acquisition proposals received, including following transaction announcement   Highest price available following months-long, industry-rumored process and aggressive negotiations

THOROUGH, MULTI-MONTH COMPETITIVE PROCESS…

MAR. 15, 2024
4Q FY2024 Earnings Missed Guidance and Consensus
Management disclosed missed sales and continuing challenges throughout FY2025

Analyst asked whether Hibbett was involved in M&A activity

MAR. 22, 2024
JD Sports Submits Revised Proposal #1 $85.00/share
Hibbett Board determines insufficient and pushes for increase

APR. 15, 2024
JD Sports Submits Revised Proposal #2 $86.25/share
Hibbett Board determines insufficient and pushes for increase

APR. 17, 2024
JD Sports Submits Best and Final Proposal $87.50/share
JD Sports conveyed unwillingness to move further on price

APR. 23, 2024
Transaction Agreement
JD Sports and Hibbett announce definitive agreement, which was unanimously approved by the Hibbett Board

MAR. – APR. 2024
Merger Agreement Negotiated
Key terms negotiated in Hibbett's favor to reinforce deal certainty and lower deal protection barriers to outside proposals

Robust process designed to deliver maximum value	Extensive engagement with most strategically logical and motivated parties	Multiple missed expectations and downward revisions to projections	No alternative acquisition proposals received, including following transaction announcement	Highest price available following months-long, industry-rumored process and aggressive negotiations

HIBBETT | CITY GEAR 10

 …OVERSEEN BY HIGHLY QUALIFIED, INDEPENDENTLY LED BOARD AND STRATEGIC REVIEW COMMITTEE  STRATEGIC REVIEW COMMITTEE   Anthony Crudele  Independent Chairman (director since 2012)  30+ years of retail strategy, financial, operations and accounting experience  EVP CFO, Treasurer of Tractor Supply, EVP CFO of Gibson Guitar, EVP CFO of Xcelerate, SVP and CFO at The Sports Authority   Member of Advisory Board for Northern Tool & Equipment, former member of Tuesday Morning Board  Dorlisa K. Flur  Chair, Nominating and Corporate Governance Committee, Independent (director since 2019)  25 years of retail strategy, ecommerce, real estate, marketing and merchandise experience   Chief Strategy and Transformation Officer of Southeastern Grocers, EVP Omnichannel for Belk, Vice Chair, Strategy and Chief Administrative Officer at Family Dollar Stores, McKinsey partner advising pubic and private retail companies  Member of U.S. Cold Storage, Inc. Board, Chair, Strategic Committee; member of Sally Beauty Board   Extensive corporate strategy experience in determining whether to remain independent or pursue other strategic alternatives  Linda Hubbard  Chair, Audit Committee, Independent (director since 2021)   20+ years of retail strategy, operations, sourcing, logistics and financial experience   President and CEO of Carhartt, Inc.  Secretary/Treasurer/Director of Carhartt Board   20+ years of accounting experience  Plante Moran audit partner  Differentiated business and geographic experience  Member of the Board of the Federal Reserve Bank of Chicago; former Chair of the Board of the Federal Reserve Bank of Chicago/Detroit Branch  Ramesh Chikkala  Independent (director since 2022)  20+ years of retail IT and operations/supply chain experience  EVP, COO of Grocery Outlet Holding Corporation  Former SVP, Global Supply Chain (Omnichannel) and Food Manufacturing and SVP, IT of Walmart, Inc., as well as senior positions at Family Dollar Stores, Gap and Food Lion  Advisory board member for Vorto, an AI powered supply chain technology company  Pamela Edwards  Independent (director since 2022)  30+ years of retail strategy and finance experience  EVP and CFO of Citi Trends and CFO of L Brand's Mast Global, Victoria's Secret and Express divisions and various business and financial planning roles at Gap/Old Navy, Sears Roebuck and Kraft Foods  Member of Neiman Marcus Board, Chair, Audit Committee; member of Azek, Inc. Board  NACD, Director Certified  Karen Etzkorn  Independent (director since 2016)  35+ years of retail technology and cybersecurity experience  CIO of Qurate Retail Group (QVC Group - HSN's parent company), Formerly CIO for HSNi and Ascena Retail   Additional senior positions at The Home Depot, Williams-Sonoma, Inc., Gap Inc. and The Limited Inc.  Terrance Finley  Independent (director since 2008)  40+ years of retail operations, merchandising and marketing experience  CEO of Books-A-Million, where he previously served as President and COO, EVP-Chief Merchandising Officer   James Hilt  Independent (director since 2017)  20+ years of retail ecommerce and consumer digital experience  CEO of Asset Marketing Services, President of Shutterfly, EVP and Chief Customer Experience Officer at Express, SVP of e-Commerce and EVP, CMO of Express, additional executive positions at Barnes and Noble, Inc., Sears, Kmart Corporation, SAP and IBM  Lorna Nagler  Chair, Compensation Committee,                 Independent (director since 2019)  40+ years of retail strategy, management, operations experience  President of Bealls Department Stores, President and CEO of Christopher & Banks, several leadership roles at Charming Shoppes, including President of Lane Bryant and President of Catherine Stores, merchandising leadership roles at Kmart and Kids “R” Us   Chair of Ulta Beauty Board, member of Leslie's, Inc. Board and former member of Christopher & Banks Board  Note: bio summaries include former and current positions. See Hibbett IR website for further detail.  Mike Longo  CEO and President (director since 2019)  30+ years of retail strategy management, operations, supply chain and IT experience  CEO and President of Hibbett, CEO of City Gear, and AutoZone EVP of Supply Chain, IT, Development, Mexico   Member of the Board of the Federal Reserve Bank of Atlanta

 $87.50 per share cash purchase provides compelling, certain, immediate value

 21% PREMIUM   to 4/22/24 closing price (day before announcement)  COMPELLING, CERTAIN PREMIUM ACROSS MULTIPLE MEASURES  (1) Excluding effect of the 53rd week in Hibbett’s fiscal 2024 fiscal year and the effect of a non-recurring EBITDA benefit due to a change in Hibbett’s estimate of gift card breakage.  (2) As of 4/22/24.  (3) Excluding figures between 2/28/20 to 7/31/20 given dislocations in the figures between those dates due to COVID.  (4) Excluding the effect of a non-recurring EBITDA benefit due to a change in Hibbett’s estimate of gift card breakage, which was not included in the initial forecast.  10.7x one-year forward P/E multiple WELL ABOVE Hibbett’s, 1-, 3- and 5- year median one-year forward P/E multiples of 6.5x, 6.4x and 7.8x3, respectively2  IN LINE with LTM Adj. EBITDA for comparable precedent transactions  Implied premiums would be HIGHER but for a widespread sale rumor that we believe elevated the pre-deal announcement stock price  29% PREMIUM   to 120-day VWAP (at announcement)  69%1,2 PREMIUM   over Hibbett’s 3-year median EV/LTM EBITDA multiple, despite actual FY2024 EBITDA4 7% lower than initially projected  6.2x1  LTM ADJ.EBITDA MULTIPLE   CONSIDERABLY GREATER than Hibbett’s 1-, 3- and 5-year median LTM Adj. EBITDA multiples of 3.4x, 3.6x and 3.8x3, respectively2

PREMIUM VALUE ACROSS ALL RELEVANT TIME PERIODS – EBITDA

EV / LTM ADJ. EBITDA – LAST 3 YEARS


MAR. 15, 2024
4Q FY2024 Earnings Missed Guidance and Consensus
Management disclosed missed sales and continuing challenges throughout FY2025
Analyst asked whether Hibbett was involved in M&A activity
6.2x[1] transaction
BENEFIT FROM COVID-19 RELATED STIMULUS
PANDEMIC TAILWINDS FADE
M&A DISCUSSIONS AND RUMORS
6.2 X
5.0 X
3.5 X
2.0 X
Apr-21
Oct-21
Apr-22
Oct-22
Apr-23
Oct-23
Apr-24
4.7x Apr. 22, 2024
3.9x 2-yr median
3.6x 3-yr median
3.4x 1-yr median
3.8x 5-yr median[2]
SEP. 28, 2023
NIKE cites Hibbett partnership on its earnings call
OCT. 9, 2023
JD Sports' initial indication of interest
~OCT. 18, 2023
Contemporaneous contact from three other interested parties – one of which cited sale rumors

Source: Capital IQ as of 5/31/24.
Note: Medians as of 4/22/24.
(1) Excluding effect of the 53rd week in Hibbett's fiscal 2024 fiscal year and the effect of a non-recurring EBITDA benefit due to a change in Hibbett's estimate of gift card breakage.
(2) Excluding figures between 2/28/20 to 7/31/20 given dislocations in the figures between those dates due to COVID.

HIBBETT | CITY GEAR 14

 PREMIUM VALUE ACROSS ALL RELEVANT TIME PERIODS – P/E  6.5x 1-yr median  6.4x 3-yr median   6.3x 2-yr median   10.7x transaction   Forward P/E (FY+1)1 – Last 3 Years  BENEFIT FROM COVID-19 RELATED STIMULUS  OCT. 9, 2023 JD Sports’ initial indication of interest  ~OCT. 18, 2023 Contemporaneous contact from three other interested parties – one of which cited sale rumors  7.8x 5-yr median2  Source: Capital IQ as of 5/31/24.  Note: Medians as of 4/22/24.  (1) Reflects median Wall Street estimates.  (2) Excluding figures between 2/28/20 to 7/31/20 given dislocations in the figures between those dates due to COVID.  PANDEMIC TAILWINDS FADE  M&A DISCUSSIONS AND RUMORS  MAR. 15, 20244Q FY2024 Earnings Missed Guidance and ConsensusManagement disclosed missed sales and continuing challenges throughout FY2025  Analyst asked whether Hibbett was involved in M&A activity  8.9x Apr. 22, 2024

 LOCKS IN RE-BASELINING DUE TO STIMULUS BENEFIT  Source: Capital IQ as of 5/31/2024.  COVID stimulus benefits kick in  $28.30 median pre-pandemic  $68.60 median during M&A discussions and rumors  $54.01 median from pandemic onsetuntil Oct. 9, 2023

 VALUATION IN-LINE WITH COMPARABLE PRECEDENT TRANSACTIONS   Source: SEC filings, public documents and news articles.  (1) Excluding effect of the 53rd week in Hibbett’s fiscal 2024 fiscal year and the effect of a non-recurring EBITDA benefit due to a change in Hibbett’s estimate of gift card breakage.  DATESANNOUNCED  ACQUIROR  TARGET  ENTERPRISEVALUE  LTM ADJ. EBITDA MULTIPLE  Apr. 22, 2024  $1,102.4  6.2x1  Sep. 2023  $872  4.9x  Mar. 2021  $4,960  6.6x  Mar. 2018  $464  5.2x  Aug. 2015  $2867  6.3x  ($ in millions)

 $87.50 HIGHER THAN MARKET’S EXPECTATIONS FOR STANDALONE COMPANY  $77 median one-year forward per share sell-side target prior to deal announcement  Hibbett stock price has traded BELOW offer price since agreement announced   Trading ranges over periods leading up to agreement are BELOW $87.50 per share offer  “The deal valuation equates to ~5.7x FY2 EBITDA, or a ~1.5x premium to the 5-year average, which we see as attractive in light of broader concern over the consumer as well as caution around NKE's brand momentum.”Apr. 23, 2024   Source: Wall Street research (permission to use quotes neither sought nor obtained).

 TRADING RANGES ARE BELOW FINAL $87.50 PER SHARE OFFER – WITH OVERWHELMING MAJORITY BELOW $75.00  Source: Capital IQ as of 4/22/24.  180-DAY  96% of shares traded below $75.00  1-YEAR  94% of shares traded below $75.00

 PROCESS CREATED CLEAR VALUE FOR HIBBETT SHAREHOLDERS  PANDEMIC TAILWINDS FADE  (Jun. 25, 20211 – Oct. 9, 2023)  Hibbett traded in line with closest athletic footwear peers during the pandemic…  M&A Discussions and Rumors  (Oct. 9, 2023 – Apr. 22, 2024)  …However, Hibbett’s stock diverged significantly from peers as discussions with buyers began and rumors circulated. The JD Sports agreement announced Apr. 23, 2024, locked-in these gains  Hibbett  Hibbett  JD  JD  FL  FL  FL  Source: Capital IQ as of 6/24/24.  (1) Hibbett announced Q3 FY2024 on Nov. 21, 2023; Q4 FY2024 announced Mar. 15, 2024   % change in stock price

 Hibbett’s standalone prospects carrymeaningful riskBoard believes standalone value is significantly less than certain, premium $87.50 per share value on risk adjusted basis

 GROWTH IS NORMALIZING AFTER STIMULUS PEAK…  HIBBETT COMPARABLE SALES GROWTH (%)  HIBBETT EBIT MARGIN (%)  While We Have Continued to Win Share, Growth Is Slowing and Comp Sales and Margins Have Been Under Sustained Pressure  (108%)  (46%)

...AND REFLECTING SIGNIFICANT, SUSTAINED MACRO PRESSURES

HIBBETT COMPARABLE SALES GROWTH (%)



5.3
22.2
17.4
-2.2
-3.1
-1.5
(108%)
FY20
FY21
FY22
FY23
FY24
FY25 (guidance)

HIBBETT EBIT MARGIN (%)



3.0
6.9
13.5
9.9
7.9
7.2
(46%)
FY20
FY21
FY22
FY23
FY24
FY25 (guidance)

- Inflationary pressures
- High interest rates
- Record levels of consumer debt
- More selective discretionary spending
- Post-pandemic move of spending from goods back to services
- Intense promotional environment vs. the atypical full-price selling during COVID-driven supply chain constraints
- Customers continue to redeploy to essentials and away from footwear and apparel

The New York Times

Feeling Consumers' Pain, Retailers Bring Back Discounts

The pandemic shopping boom led many stores and brands to widen profit margins by charging more. Now value is the watchword as shoppers grow choosier.

Jun. 3, 2024

BARRON'S

Retail Sales Miss Again. That Boosts the Case for a Rate Cut.

May was another lackluster month for consumer spending as softening economic conditions take a toll on American households.

Jun. 18, 2024

CNN BUSINESS

Evidence is mounting that the American shopper is cutting back

Sales at US retailers rose last month at an unexpectedly weak pace as Americans continue to deal with still-high inflation and elevated interest rates.

Jun. 18, 2024

While We Have Continued to Win Share, Growth Is Slowing and Comp Sales and Margins Have Been Under Sustained Pressure

HIBBETT | CITY GEAR 23

 CHALLENGES PERSISTING INTO FY2025 AND ARE LIKELY TO CONTINUE  Source: Management projections for Q1 FY25 plan.  Net Sales  1Q FY2025 Results and FY2025 Guidance Are Lower than Latest Projections Provided as Part of Transaction Due Diligence Process  EBITDA  (4%)  (11%)  ($ in millions)

 CONSUMER CREDIT AND SAVINGS RATE 1,2  CORE CUSTOMER PARTICULARLY EXPOSED TO MACRO CHALLENGES  Savings Rate  At all-time high: $17.7 trillion3   Recent savings rate well below pre-COVID average  Pre-COVID 10-Year Savings Average: 7.3%  Consumer Credit Outstanding (YoY % Change)  May '244 69.1  Average (3M): 75.2  Consumer sentiment fell 10% to a 6-month low in May 2024  (1) As a percent of disposable personal income. Federal Reserve Bank of St. Louis as of Jun 2024 (Apr. represents the latest available data).  (2) Federal Reserve Board as of Jun. 2024 (Apr. represents the latest available data).  (3) Federal Reserve Bank of New York as of May 2024 (Mar. represents the latest available data).  (4) University of Michigan Index of Consumer Sentiment (May 2024). Represents preliminary data.  Despite numbers showing a healthy economy overall, lower-income spenders are showing the strain  May 9, 2024  Citigroup CEO Jane Fraser says low-income consumers have turned far more cautious with spending  May 6, 2024  The low-end consumer ‘is really being stretched,’ says Five Below CEO  Jun. 6, 2024

 OUTSIDE OF COVID-IMPACTED PERIOD, ACTUAL RESULTS HAVE MOSTLY MISSED MANAGEMENT'S EXPECTATIONS   Management Initial Total COMp Sales guidance vs actual results  Source: Capital IQ, Company public filings.   Note: Initial EPS estimates assume midpoints of EPS guidance ranges.   (1) Consensus estimate three months in advance of a given quarter's earnings announcement, NOT initial consensus.  Management Initial EPS guidance vs actual results  COVID impact with stimulus and casualization   Hibbett Also Missed Sales and/or EPS Consensus1 for 9 of the Last 12 Quarters

 CHALLENGING BACKDROP LED TO MULTIPLE DOWNWARD REVISIONS  Net Sales  EBITDA  FY2024 (incl. 53rd week)  Rolling LTM – By Quarter  Q1’25  P (1)  Actual  $1,760  $1,740  $1,729  $196  $187  $186  $183  $1,722  $1,721  $1,702  $1,715  $1,694  Q1’25  P (1)  Actual  $193  $195  $179  $182  $176  Source: Company public filings and management projections.  (1) Adjusted to remove impact of 53rd week in FY2024 and excludes a $3.5M one-time positive EBITDA adjustment to Net Sales due to a change in accounting for the Company’s estimate of gift card breakage.   Net Sales  EBITDA  Net Sales DECLINED BY (2%)  EBITDADECLINED BY (10%)  MISSED Net Sales BY (2%)  MISSED EBITDA BY (7%)  ($ in millions)

PERFORMANCE IMPACTED BY MULTIPLE EXOGENOUS FACTORS

($ in millions)



NET SALES
$1,184
$1,420
$1,691
$1,708
$1,729
FY2020
FY2021
FY2022
FY2023
FY2024
NET INCOME
$27
$74
$174
$128
$103
FY2020
FY2021
FY2022
FY2023
FY2024
ADJ. EBITDA
$85[1]
$171[2]
$264
$212
$179[3]
Non-GAAP Adjustment
EBITDA
FY2020
FY2021
FY2022
FY2023
FY2024

FY2020
- Hibbett integrates City Gear acquisition

FY2021
- Casualization of workwear with COVID onset
- Hibbett re-opened stores in late April 2020 when others remained fully or partially closed for months

FY2022
- US economy continues to roar as consumers deploy their pandemic savings with record spending on goods as many services remain closed
- Retailers unable to keep merchandise on shelves driving full-price sales and strong margins

FY2021–FY2022
- Three rounds of stimulus checks went to Americans: Hibbett's average customer earns $40-60K per year, spends $1,500 per year on footwear and apparel and received at minimum $3,200 in stimulus money (with no strings attached)

FY2023
- Supply chain challenges
- Significant inflationary pressures

FY2024
- Hibbett becomes NIKE Connected Partner
- Still elevated inflation
- Electoral and other geopolitical events uncertainty

FY2023–FY2024
- Ongoing concerns about the health and trajectory of the macroeconomy
- Waning consumer confidence
- Resumption of promotions to maintain sales against uncertain demand, particularly after the withdrawal of stimulus and other income-based benefits

Source of historical financials: Company public filings.
(1) Adjustments for expenses related to acquisition of City Gear, LLC and strategic realignment initiative.
(2) Adjustments for expenses related to acquisition of City Gear, LLC and COVID-19 pandemic.
(3) Eliminates the effect of the 53rd week in Hibbett's fiscal 2024 fiscal year and the effect of a non-recurring EBITDA benefit due to a change in Hibbett's estimate of gift card breakage.

HIBBETT | CITY GEAR 28

HIBBETT'S HIGHLY CONCENTRATED VENDOR BASE CREATES BUSINESS RISK

- Slower vendor innovation has negatively impacted Hibbett's results, contributing to guidance misses
- Hibbett loyalty program is tied to its largest vendor – NIKE
- We have seen key vendors change course and reduce allocations with other core partners over time
  - No guarantee this would not be the same for Hibbett
  - Could impact how much and where Hibbett can expand and grow
- Vendors continue to focus on DTC efforts
  - Example: NIKE has grown its own DTC sales from 31% as of May 2019 to 44% in the most recent fiscal year
- Strategic vendors continue to have a meaningful relationship with Foot Locker, among others, given its scale and turnaround underway
- Vendors increasingly prefer to work with fewer, more global partners
- Unclear whether/how strategic vendors will use pricing/MAP and shifts to vendor-owned channels to manage challenges to their sales/margins/earnings

TAG Telsey Advisory Group

"Nike (NKE, covered by Baird analyst Jonathan Komp) accounted for ~70% of HIBB's inventory purchases in FY22. The loss of key vendor support or decline/discontinuation of vendor incentives could have a material adverse effect on business." *Mar.15, 2024*

"We attribute the [HIBB] softness to a difficult YoY comparison, a cautious consumer, and less innovation from Nike (73% of Hibbett's 2023 sales)."
Jun. 5, 2024

SEAPORT RESEARCH PARTNERS

"HIBB partly attributed the weak 4Q24 comp to a less-than-compelling launch calendar, and HIBB also mentioned that it would like to see the innovation pipeline speed up a bit."
Mar. 15, 2024

B. RILEY

"NIKE represents >60% of HIBB's sales; any disruption to this relationship would likely have material implications for HIBB's fundamentals."
Mar. 15, 2024

Hibbett's Growth and Revenues Rely on Consistent, Favorable Product Allocation and Strong Product Innovation from a Highly Concentrated Vendor Base

Sources: Wall Street research (permission to use quotes neither sought nor obtained).

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 No remaining strategically logical, needle-moving acquisition targets that Hibbett would have the scale and resources to pursue  Hibbett is reliant on organic growth, but ability to execute is unproven and heavily dependent on factors outside our control  Backing of NIKE to support growth  Ability and willingness of our economically sensitive customer base to continue spending with us at a healthy pace  Ability to leverage recently improved omni-channel platform to drive sales is uncertain  Hibbett’s AVENUES for growth are limited As Underscored by slowing Performance trends   “It's unclear to us, and appears unclear to HIBB management, as to how the digital platform can be used to drive increased store traffic. BOPIS represents less than 10% of digital sales, does not have enough adoption to impact store sales at this time.” Mar. 17, 2024     Source: Wall Street research (permission to use quotes neither sought nor obtained).  HIBBETT COMPARABLE SALES GROWTH (%)  HIBBETT EBIT MARGIN (%)  (108%)  (46%)

INDEPENDENT ANALYSTS RECOGNIZE THE CHALLENGES FACING THE COMPANY AND THE INDUSTRY

Median one-year forward sell-side target prior to deal announcement was $77

B. RILEY

"…we're cautious on the outlook for lower promos in FY25 in the context of a still-cautious consumer, particularly in apparel, where we expect marketplace inventory imbalances will persist into C'24"
Mar. 15, 2024

WILLIAMS TRADING

"The 4Q24 HSD negative B&M SSS, and the guidance for flat to negative SSS in FY25 make us very concerned about store traffic."
Mar. 17, 2024

TAG (TELSEY ADVISORY GROUP)

"TAG View: We are downgrading our rating on HIBB to Market Perform from Outperform given that 2024 is projected to be a more difficult year than we anticipated with the comp flat to down LSD and operating margin contraction, while we had been expecting comp growth and operating margin stabilization. The operating margin contraction is due to wage inflation in store labor of ~6%, ongoing investments in technology, and normalization of incentive compensation. With the guidance reflecting flattish EPS growth in 2024, we think it will be hard for the stock to work until we see signs of accelerating comp growth."
Mar. 18, 2024

B. RILEY

"Like many consumer-facing businesses, HIBB benefitted from government stimulus during the pandemic. As stimulus fades, sales could normalize at a lower than expected level."
Mar. 15, 2024

Sources: Wall Street research (permission to use quotes neither sought nor obtained).

HIBBETT | CITY GEAR 31

 Board believes approval of JD Sports agreement is warranted and the best path to maximize value

 CONCLUSION  JD Sports agreement is culmination of multi-month competitive process to maximize shareholder value  $87.50 per share cash purchase provides compelling, certain, immediate value  Despite full engagement with multiple parties and rumored process, no other acquisition proposal was or has been made  Recent peak performance driven by COVID-related stimulus that has been expended – transaction locks in the value from this re-baselining of earnings, even as growth has turned negative   Hibbett’s standalone prospects carry meaningful risk. Comp sales and margins are on a downward trajectory in an increasingly challenged retail environment compounded by reduced buying power in core customer base. Organic growth, which is clouded by these factors, is only realistic path for growth   Hart-Scott-Rodino waiting period has expired; transaction is expected to close promptly following the Hibbett shareholder vote  Board believes standalone value is significantly less than certain, premium $87.50 per share value on risk adjusted basis  BOARD BELIEVES APPROVAL OF JD SPORTS AGREEMENT IS WARRANTED AND   THE BEST PATH TO MAXIMIZE VALUE

 Appendix

NON-GAAP RECONCILIATION

In this presentation and the below reconciliation table, Hibbett makes reference to the non-GAAP financial measures EBITDA and adjusted EBITDA. Hibbett defines EBITDA as net income, calculated in accordance with GAAP, before interest expense, tax expense, and depreciation and amortization. In this presentation, Hibbett further adjusts EBITDA to exclude, to the extent the following items occurred during the periods presented: (i) amounts during the 52-weeks ended February 1, 2020, related to (A) the acquisition of City Gear, LLC and (B) Hibbett's strategic realignment plan, (ii) amounts during the 52-weeks ended January 30, 2021, related to (A) the acquisition of City Gear, LLC, and (B) the impacts of the COVID-19 pandemic, and (iii) amounts during the 53-weeks ended February 3, 2024, related to (A) adjustments to remove the effects of the 53rd week from Hibbett's financial results and (B) a one-time change in estimate for gift card breakage. These non-GAAP financial measures are not calculated in accordance with GAAP and may exclude items that are significant in understanding and assessing Hibbett's financial condition or operating results. Therefore, these non-GAAP financial measures should not be considered in isolation or as alternatives to financial measures calculated under GAAP. In addition, these non-GAAP financial measures may not be comparable to similarly-titled measures used by other companies. Hibbett's management uses non-GAAP financial measures to compare Hibbett's performance relative to forecasts and strategic plans and to benchmark Hibbett's performance externally against competitors. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Hibbett's operating results as reported under GAAP. Hibbett encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliations between these presentations, to more fully understand its business.

	FY2020	FY2021	FY2022	FY2023	FY2024
NET INCOME	27,344	74,266	174,313	128,057	103,158
INTEREST (INCOME)/EXPENSE	(211)	436	274	1,455	5,372
PROVISION FOR INCOME TAXES	8,984	23,686	53,579	38,907	28,491
OPERATING INCOME (EBIT)	36,117	98,388	228,166	168,419	137,021
DEPRECIATION/AMORTIZATION	29,323	29,583	35,827	43,919	49,008
EBITDA	65,440	127,971	263,993	212,338	186,029
NON-GAAP ADJUSTMENTS	19,299 [1]	43,055 [2]	-	-	(6,933) [3]
ADJUSTED EBITDA	84,739	171,026	263,993	212,338	179,096

1 Excluded amounts during the 52-weeks ended February 1, 2020, related to the acquisition of City Gear, LLC, consisting primarily of the amortization of inventory step-up in cost of goods sold and change in the valuation of contingent earnout, legal, accounting, and professional fees. Also excluded amounts related to our strategic realignment plan, consisting primarily of gain on operating leases net of accelerated amortization on right-of-use assets in cost of goods sold and professional fees, impairment costs, and loss on fixed assets in SG&A.

2 Excluded amounts during the 52-weeks ended January 30, 2021, related to the acquisition of City Gear, LLC, consisting primarily of change in the valuation of contingent earnout and accounting and professional fees. Also excluded amounts related to the COVID-19 pandemic, consisting primarily of net non-cash lower of cost and net realizable value charges in cost of goods sold and impairment costs (goodwill, tradename and other assets) in SG&A.

3 The fiscal year ended February 3, 2024, was comprised of 53 weeks. The estimated net impact of operating activities associated with the 53rd week have been removed to present all periods on a comparable 52-week basis. In addition, an approximate $3.5 million non-recurring change in estimate for gift card breakage was also excluded from fiscal 2024 results.

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